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                                                                   EXHIBIT 24.01




                                POWER OF ATTORNEY



        KNOW ALL MEN BY THESE PRESENTS:

        That the undersigned officers and directors of ST. JOE CORPORATION, a Florida corporation, do hereby constitute and appoint Charles A. Ledsinger, Jr., as the lawful attorney-in-fact and agent with full power and authority to do any and all acts and things and to execute any and all instruments which said attorney and agent determines may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or Amendments or Supplements thereof, and each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                                 Title                               Date

 /s/ PETER S. RUMMELL         Chairman of the Board and Chief            March 25, 1998
---------------------         Executive Officer
Peter S. Rummell

/S/ CHARLES A. LEDSINGER      President, Chief Operating Officer and     March 25, 1998
------------------------      Chief Financial Officer (Principal
Charles A. Ledsinger, Jr.     Financial and Accounting Officer


/s/ ROBERT M. RHODES          Senior Vice President and                  March 25, 1998
--------------------          General Counsel
Robert M. Rhodes

/s/ JACOB C. BELIN            Director                                   March 25, 1998
------------------
Jacob C. Belin

/s/ RUSSELL B. NEWTON, JR.    Director                                   March 25, 1998
--------------------------
Russell B. Newton, Jr.

/s/ JOHN J. QUINDLEN          Director                                   March 25, 1998
--------------------
John J. Quindlen

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
/s/ WALTER L. REVELL          Director                                   March 25, 1998
--------------------
Walter L. Revell

/s/ FRANK S. SHAW, JR.        Director                                   March 25, 1998
----------------------
Frank S. Shaw, Jr.

/s/ WINFRED L. THORNTON       Director                                   March 25, 1998
-----------------------
Winfred L. Thornton

/s/ JOHN D. UIBLE             Director                                   March 25, 1998
-----------------
John D. Uible



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